UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2008

OAK RIDGE FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-52640	20-8550086
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Oak Ridge Road
P.O. Box 2 Oak Ridge, North Carolina	27310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 644-9944

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 10, 2008, Bank of Oak Ridge, a wholly-owned subsidiary of Oak Ridge Financial Services, Inc., entered into a Contract for the Purchase and Sale of Real Property with Kanoy Grading & Landscaping, Inc. (the “Agreement”). Pursuant to the terms of the Agreement, Bank of Oak Ridge agreed to buy the tract or parcel of land containing 1.97 acres, more or less, lying and being in Guilford County, North Carolina, having the street address of 8050 Fogleman Road, Oak Ridge, North Carolina (the “Property”). The purchase price for the Property is $850,000.00 and shall be paid at Closing (as defined in the Agreement). The Agreement is also subject to certain zoning and regulatory approvals.

A copy of the Agreement is attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1	Contract for the Purchase and Sale of Real Property

EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit 99.1	Contract for the Purchase and Sale of Real Property

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE FINANCIAL SERVICES, INC.

Dated:	January 14, 2008	By:	/s/ Thomas W. Wayne
Thomas W. Wayne
Senior Vice President and
Chief Financial Officer

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